EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the Class A ordinary shares of Centricus Acquisition Corp., a Cayman Islands exempted company, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 24th day of May, 2021.

CITADEL SECURITIES LLC By: /s/ Guy Miller Guy Miller, Authorized Signatory	CITADEL ADVISORS LLC By: /s/ Gregory Johnson Gregory Johnson, Authorized Signatory
CALC IV LP By: /s/ Guy Miller Guy Miller, Authorized Signatory	CITADEL ADVISORS HOLDINGS LP By: /s/ Gregory Johnson Gregory Johnson, Authorized Signatory
CITADEL SECURITIES GP LLC By: /s/ Guy Miller Guy Miller, Authorized Signatory	CITADEL GP LLC By: /s/ Gregory Johnson Gregory Johnson, Authorized Signatory
KENNETH GRIFFIN By: /s/ Gregory Johnson Gregory Johnson, attorney-in-fact*

*	Gregory Johnson is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission, and hereby incorporated by reference herein. The power of attorney was filed as an attachment to a filing by Citadel Advisors LLC on Schedule 13G for Jaws Acquisitions Corp. on February 1, 2021.